UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2008
REGENCY ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51757 (Commission File Number)	16-1731691 (IRS Employer Identification No.)
1700 Pacific, Suite 2900
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (214) 750-1771

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
      On September 11, 2008, Regency Energy Partners LP (the “Partnership”) entered into an underwriting agreement (the “Underwriting Agreement”) with Regency GP LP, the general partner of the Partnership (the “General Partner”), Regency GP LLC (“GP LLC”), the general partner of the General Partner, Regency Gas Services, LP (the “Operating Partnership”), HM TXRG LP (“HM TXRG”), an affiliate of Hicks, Muse Tate & Furst Equity Fund V, L.P. (“Fund V”) and Regency Acquisition LP (“Regency Acquisition,” and together with HM TRXG, the “Selling Unitholders”), an affiliate of Fund V, and UBS Securities LLC, Wachovia Capital Markets, LLC, Morgan Stanley & Co. Incorporated and the other underwriters named therein (collectively, the “Underwriters”) covering the sale by the HM TXRG of an aggregate of 7,100,000 common units representing limited partner interests in the Partnership (the “Common Units”) at a price of $21.00 per Common Unit ($20.21 per Common Unit, net of underwriting discounts and commissions). Pursuant to the Underwriting Agreement, the Regency Acquisition granted the Underwriters a 30-day option to purchase up to an additional 1,048,672 Common Units to cover over-allotments, if any, on the same terms as those Common Units sold by HM TXRG. The offer and sale of the Common Units pursuant to the Underwriting Agreement have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-3/A (Registration No. 333-141809) of the Partnership, as supplemented by the Prospectus Supplement dated September 11, 2008 relating to the Common Units, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act on September 11, 2008. Closing of the sale of the Common Units is scheduled for September 16, 2008. The Selling Unitholders will receive all of the proceeds of the sale of the Common Units.
      The Partnership, the General Partner, GP LLC, the Operating Partnership and the Selling Unitholders have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities.
      The summary of the Underwriting Agreement in this report does not purport to be complete and is qualified by reference to such agreement, which is filed as Exhibit 1.1 hereto.
Item 7.01 Regulation FD Disclosure.
     On September 11, the Partnership announced that HM TXRG LP had priced the previously announced secondary offering of 7,100,000 Common Units. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d)    Exhibits.

Exhibit Number	Description of the Exhibit

Exhibit 1.1	Underwriting Agreement, dated September 11, 2008 by and among the Partnership, the General Partner, GP LLC, the Operating Partnership, the Selling Unitholders and the Underwriters.

Exhibit 99.1	Regency Energy Partners LP Pricing Press Release dated September 11, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY ENERGY PARTNERS LP
By:	Regency GP LP, its general partner
By:	Regency GP LLC, its general partner

By:	/s/ Dan A. Fleckman
	Name:	Dan A. Fleckman
	Title:	Executive Vice President and Chief Legal Officer

September 11, 2008

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